Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of MACY’S, INC., a Delaware corporation (“Macy’s”), hereby constitutes and appoints ELISA D. GARCIA and ANN MUNSON STEINES, or any of them, his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, to do any and all acts and things and execute any and all instruments or documents which said attorney or attorneys-in-fact, or any of them, may deem necessary or advisable or which may be required in connection with the filing with the Securities and Exchange Commission (“SEC”) of a Registration Statement on Form S-3 (the “Registration Statement”) (and any abbreviated registration statement relating thereto permitted pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”)) for the purposes of registering guarantees by Macy’s of debt securities of Macy’s Retail Holdings, Inc., common stock, preferred stock, depositary shares, warrants, purchase contracts and/or units of Macy’s, or any combination of the foregoing securities, and to sign any and all amendments, including any or all post-effective amendments and supplements to the Registration Statement (and any such abbreviated registration statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney or attorneys-in-fact, or each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to accomplish the foregoing, as fully to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ David P. Abney	/s/ Francis S. Blake	/s/ John A. Bryant
David P. Abney	Francis S. Blake	John A. Bryant

/s/ Deirdre P. Connelly	/s/ Jeff Gennette	/s/ Leslie D. Hale
Deirdre P. Connelly	Jeff Gennette	Leslie D. Hale

/s/ William H. Lenehan	/s/ Sara Levinson	/s/ Paula A. Price
William H. Lenehan	Sara Levinson	Paula A. Price

/s/ Joyce M. Roché	/s/ Paul C. Varga	/s/ Felicia Williams
Joyce M. Roché	Paul C. Varga	Felicia Williams

/s/ Marna C. Whittington
Marna C. Whittington

Dated: November 12, 2018